Exhibit 99.1

News Release
Media Line: 410 470-7433 www.constellationenergypartners.com

Media Contact:	Lawrence McDonnell 410 470-7433
Investor Contact:	Tonya Cultice 410 783-3383

Constellation Energy Partners to Acquire Oil and Gas Properties in

Cherokee Basin for $240 Million; Acquisition Establishes CEP as One of Top

Producers in Cherokee Basin

BALTIMORE, July 13, 2007—Constellation Energy Partners LLC (NYSE Arca: CEP) today announced that it has agreed to acquire AMVEST Osage, Inc, a subsidiary of AMVEST Corporation, a privately held company, for an aggregate purchase price of $240 million, subject to purchase price adjustments. AMVEST Osage owns producing and undeveloped oil and gas properties in the Cherokee Basin in Oklahoma. The transaction is subject to customary closing conditions and is expected to close by the end of July. Upon closing, AMVEST Osage will be merged into a CEP subsidiary.

Felix Dawson, chief executive officer of Constellation Energy Partners, said, “This transaction is another demonstration of our commitment to our acquisition growth strategy and is consistent with our target acquisition profile. These acquired properties combined with our previous acquisition in the Cherokee Basin expand our ownership and further establish us as one of the leading producers in the basin. The acquisition also provides potential opportunities for operational synergies and better positions us for further acquisition growth. Our Cherokee Basin properties are an excellent fit with both CEP and Constellation Energy’s existing asset portfolios.”

Operational highlights:

-	13 year exclusive concession from Osage Nation for coalbed methane and shale rights on 560,000 net contiguous acres; potential for up to 100,000 additional acres

-	Concession agreement flexibility provides for leasing as drilling occurs

-	Estimated third party proved reserves of 93 Bcfe (non-SEC reserves as of March 31, 2007 and at NYMEX price of $8.48/MMbtu)

-	Reserve life of approximately 16 years

-	Current net production of approximately 16 MMcfe per day

-	Approximately 370 producing wells generally with 100 percent working interest

-	Over 1,000 additional low-risk, low-cost drilling and recompletion opportunities

Financial highlights (Year 1 and Year 2 are defined as 12 months and 24 months, respectively, following the closing of the AMVEST Osage acquisition):

-	Expected to be immediately accretive to distributable cash flow per unit. Management will evaluate the impact of the acquisition on current distribution levels as it integrates the assets. All changes in distributions are subject to approval by the company's Board of Managers.

-	Net Production Forecast

-	Year 1 estimated—6.5—7.0 Bcfe

-	Year 2 estimated—8.0—9.0 Bcfe

-	Adjusted EBITDA projections

-	Year 1 estimated—$28 to $32 million

-	Year 2 estimated—$39 to $45 million

-	Expected to drill approximately 65 net wells and 80 recompletions during Year 1

-	Estimated Year 1 maintenance capital expenditures of $9 million; AMVEST to fund $8.5 million of operational expenses during Year 1, of which $6.0 million are estimated maintenance capital expenditures.

-	Cash flow stability expected to be achieved by significant hedging through 2010

Private Placement

Constellation Energy Partners has entered into a unit purchase agreement to sell in a private placement led by GPS Partners LLC and Lehman Brothers MLP Opportunity Fund L.P., 2,664,998 of common units and 3,371,219 newly-created Class F units at an average price of $34.79 per unit to third party investors, for aggregate cash proceeds of $210 million. No distribution will be paid for the second quarter of 2007 to the holders of the newly issued common and Class F units. The proceeds from this equity private placement, together with funds available under the company’s existing revolving credit facility will fully fund the purchase price of the merger with AMVEST Osage, Inc. The Company anticipates that the private placement will close simultaneously with the merger.

Citigroup Global Markets Inc. acted as private placement agent to Constellation Energy Partners.

Constellation Energy Partners LLC (www.constellationenergypartners.com) is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

Constellation Energy Partners was formed – and is partly owned – by Constellation Energy (NYSE: CEG), a Fortune 200 energy company with 2006 annual revenues of $19.3 billion.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by interest (income) expense; depreciation, depletion and amortization; write-off of deferred financing fees; impairment of long- lived assets; (gain) loss on sale of assets; (gain) loss from equity investment; accretion of asset retirement obligation; realized (gain) loss on cancelled natural gas derivatives; and unrealized (gain) loss on natural gas derivatives.

Adjusted EBITDA is used by management to indicate (prior to the establishment of any cash reserves by our board of managers) the cash distributions we expect to pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. Adjusted EBITDA is not presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. We are unable to reconcile our incremental Adjusted EBITDA projections to GAAP net income or operating income because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses on gas derivatives or equity investments or asset impairments, due to the difficulty of doing so.

Forward-Looking Statements

We make statements in this news release that are considered forward- looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our Securities and Exchange Commission filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the common units nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The equity securities being offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.